] Paradigm Shifting Beneficial Effects of TLANDO (Oral Testosterone) on Liver Mahesh V. Patel, PhD 1 ; Nachiappan Chidambaram, PhD 1 ; Jonathan Baker, PhD 1 ; Kilyoung Kim, PhD 1 ; Anthony DelConte, MD 1,2 1 Lipocine Inc.; 2 Saint Joseph’s University, Philadelphia, PA □ Conclusion ▪ Contrary to hepatotoxic experience with methylated oral T, TLANDO (an innovative lymphatically delivered oral TU) is well tolerated upon prolonged/chronic use ▪ Fatty liver is highly prevalent in hypogonadal males and it warrants a periodic assessment of liver health in hypogonadal men ▪ TLANDO treatment improved liver health as demonstrated by beneficial effects in reductions of elevated liver enzymes and meaningful reductions in abnormally accumulated liver fat. □ Contact: Dr. Jonathan Baker, jb@lipocine.com □ Results – SOAR Trial □ Introduction ▪ 17 - a - methylated Testosterone (e.g., Testred ) indicated as a Testosterone Replacement Therapy (TRT) in males with a deficiency or absence of endogenous Testosterone (hypogonadism) is severely limited in prolonged/chronic use due to liver toxicity inducing liver disease: e.g., peliosis hepatis, hepatic neoplasms, hepatocellular carcinoma cholestatic hepatitis, and jaundice ▪ TLANDO, an oral Testosterone Undecanoate (TU) lymphatically delivered TRT option with good liver tolerability, is currently under regulatory review • Demonstrated efficacy with consistent intra and inter - day TT levels • Met efficacy in multiple studies without regard to meal fat content • Showed GI tolerability and good safety profile up to 52 - week study duration □ Objectives ▪ To evaluate the prolonged use effects of TLANDO (novel oral Testosterone) in male hypogonadal patients ▪ To assess impact of TLANDO treatment on liver health in hypogonadal subjects with Non - Alcoholic Fatty Liver Disease (NAFLD), defined as liver fat of at least 5% □ Methods ▪ To evaluate prolonged use effects of TLANDO: x Study Of Androgen Replacement (SOAR) Trial (NCT02081300): an active controlled (topical T gel) randomized multicenter 52 - wk study with TLANDO treatment arm ▪ To assess liver beneficial effect of TLANDO (225mg BID): x Liver Fat Study (LFS: NCT03868059): a 16 - week open - label, multi - center, single arm study in hypogonadal subjects (N=36) wherein liver fat % was measured by the Magnetic Resonance Imaging - Proton Density Fat Fraction (MRI - PDFF) technique □ Results – Liver Fat Study (LFS) Significant Reduction and Substantial Normalization of Elevated Liver Enzymes Observed with Prolonged TLANDO Treatment Meaningful Reduction of Liver Fat with High Responder Rates * Responder rate for relative change is % of patients with at least 30% for relative change from baseline. Well Tolerated Safety Profile with TLANDO Chronic Use * ALT, AST, ALP, and GGT normal range upper limit is 40 U/L, 43 U/L, 115 U/L, and 49 U/L, respectively □ Results – Liver Fat Study (LFS) ▪ Safety Profile x No adverse drug reactions in the Hepatobiliary System Organ Class x No deaths and no drug related SAEs x No MACE • Only 1% subjects for new start or increase in anti - hypertensive medication † NAFLD identified by MRI - PDFF ≥ 5% in Liver Fat Study ‡ Prevalence of NAFLD diagnosed by imaging hepatosteatosis ≥ 5% liver fat in general population ( Younossi et al, J Hepatol 2016) NAFLD is Overly Prevalent in Hypogonadal Males Higher the BMI, Better the Reduction ~50% Patients Resolved NAFLD with at least 35% Liver Fat Reduction * TLANDO patients for ALT > 40 U/L at BL: N=42 For NAFLD - resolved subjects Exhibit 99.4